UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 24, 2019

GREENSKY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38506	82-2135346
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5565 Glenridge Connector, Suite 700 Atlanta, Georgia (Address of principal executive offices)	30342 (Zip Code)
Registrant’s telephone number, including area code: (678) 264-6105
N/A
(Former name or former address, if changed since last report)

  Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbol	Name of exchange on which registered
Class A common stock, $0.01 par value	GSKY	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 24, 2019, the Board of Directors (the “Board”) of GreenSky, Inc. (the “Company”) increased the number of directors from seven to eight and appointed Arthur Bacci to fill the resulting vacancy, effective immediately. Mr. Bacci will serve as a Class II director and will be a member of the Audit Committee of the Board. The Board has determined that Mr. Bacci is an independent director within the meaning of Nasdaq Rule 5605.

Mr. Bacci, age 60, has held the position of Executive Vice President and Chief Wealth Officer of WSFS Financial Corporation (Nasdaq: WSFS), a savings and loan holding company, since April 2018. Prior to joining WSFS, Mr. Bacci was a Vice President at Principal Financial Group, a diversified global investment management firm, where he ultimately served as Head of Principal’s Hong Kong business from 2013 to 2018. He joined Principal in 2002 as Chief Financial Officer of Principal Trust Company (in Delaware). He subsequently was named Chief Executive Officer and President of the trust company and Principal Bank. Mr. Bacci received his undergraduate degree in Finance from San Jose State University and an MBA from Santa Clara University. He also has participated in leadership and management programs at the University of Pennsylvania’s Wharton School.

Mr. Bacci will receive compensation for his service as a non-employee director in accordance with the Company’s director compensation policy, which provides for an annual cash retainer of $60,000 and an annual equity award of $200,000 in shares of restricted Class A common stock, vesting in full on the one year anniversary of the date of grant. In addition, Mr. Bacci will enter into the Company’s standard form of indemnification agreement.

Mr. Bacci does not have a family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Mr. Bacci and any other persons pursuant to which he was selected as a director, and there are no transactions requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENSKY, INC.

Date:	April 30, 2019	By:	/s/ Robert Partlow
		Name:	Robert Partlow
		Title:	Executive Vice President and Chief Financial Officer